Exhibit 99.1

PRESS RELEASE

NYSE: CIM

CHIMERA INVESTMENT CORPORATION
630 Fifth Avenue, Suite 2400
New York, New York 10111

Investor Relations

888-895-6557

www.chimerareit.com

FOR IMMEDIATE RELEASE

CHIMERA DECLARES THIRD QUARTER 2025 PREFERRED STOCK DIVIDENDS

•	BOARD DECLARES THIRD QUARTER 2025 DIVIDEND OF $0.50 PER SHARE OF 8.00% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

•	BOARD DECLARES THIRD QUARTER 2025 DIVIDEND OF $ $0.6464 PER SHARE OF 8.00% SERIES B FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PREFERRED STOCK

•	BOARD DECLARES THIRD QUARTER 2025 DIVIDEND OF $0.484375 PER SHARE OF 7.75% SERIES C FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PREFERRED STOCK

•	BOARD DECLARES THIRD QUARTER 2025 DIVIDEND OF $0.6345 PER SHARE OF 8.00% SERIES D FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PREFERRED STOCK

NEW YORK--(BUSINESS WIRE) -- The Board of Directors of Chimera announced the declaration of its third quarter cash dividend of $0.50 per share of 8.00% Series A Cumulative Redeemable Preferred Stock. The dividend is payable September 30, 2025 to preferred shareholders of record on September 2, 2025. The ex-dividend date is September 2, 2025.

The Board of Directors of Chimera also announced the declaration of its third quarter cash dividend of $0.6464 per share of 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, which reflects a rate of 10.34319%, equal to three-month CME Term SOFR (plus a spread adjustment of 0.26161%) on the dividend determination date plus a spread of 5.791%. The dividend is payable September 30, 2025 to preferred shareholders of record on September 2, 2025. The ex-dividend date is September 2, 2025.

The Board of Directors of Chimera also announced the declaration of its third quarter cash dividend of $0.484375 per share of 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock. The dividend is payable September 30, 2025 to preferred shareholders of record on September 2, 2025. The ex-dividend date is September 2, 2025.

The Board of Directors of Chimera also announced the declaration of its third quarter cash dividend of $0.6345 per share of 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, which reflects a rate of 9.93119%, equal to three-month CME Term SOFR (plus a spread adjustment of 0.26161%) on the dividend determination date plus a spread of 5.379%. The dividend is payable September 30, 2025 to preferred shareholders of record on September 2, 2025. The ex-dividend date is September 2, 2025.

About Chimera Investment Corporation

Chimera is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing for itself and for unrelated third parties through its investment management and advisory services in a diversified portfolio of real estate assets, including residential mortgage loans, Non-Agency RMBS, Agency RMBS, business purpose and investor loans, including RTLs, MSRs, and other real estate-related assets such as Agency CMBS, junior liens and HELOCs, equity appreciation rights, and reverse mortgages.

Forward-Looking Statements

In this press release references to “we,” “us,” “our” or “the Company” refer to Chimera Investment Corporation and its subsidiaries unless specifically stated otherwise or the context otherwise indicates. This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “would,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our ability to obtain funding on favorable terms and access the capital markets; our ability to achieve optimal levels of leverage and effectively manage our liquidity; changes in inflation, the yield curve, interest rates and mortgage prepayment rates; our ability to manage credit risk related to our investments and comply with the Risk Retention Rules; rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments; the concentration of properties securing our securities and residential loans in a small number of geographic areas; our ability to execute on our business and investment strategy; our ability to determine accurately the fair market value of our assets; changes in our industry, the general economy or geopolitical conditions; our ability to successfully integrate and realize the anticipated benefits of any acquisitions, including, the HomeXpress Acquisition and the Palisades Acquisition; our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest; the degree to which our hedging strategies may or may not be effective; our ability to effect our strategy to securitize residential mortgage loans; our ability to compete with competitors and source target assets at attractive prices; our ability to find and retain qualified executive officers and key personnel; the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations; our dependence on information technology and its susceptibility to cyber-attacks; our ability to comply with extensive government regulation; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our classification as a real estate investment trust for U.S. federal income tax purposes; the volatility of the market price and trading volume of our shares; our ability to make distributions to our stockholders in the future; and delays and/or unforeseen events that could cause the HomeXpress Acquisition to be delayed or not consummated.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that any financial information in this press release is based on Company data available at the time of this presentation and, in certain circumstances, may not have been audited by Chimera’s independent auditors.